UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2010 (September 30, 2010)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On September 30, 2010, Premier Power Renewable Energy, Inc. (the “Registrant”) and Vision Opportunity Master Fund, Ltd. (the “Purchaser”) entered into an amendment (the “Amendment”) to the Securities Purchase Agreement (the “Purchase Agreement”) originally entered into between the parties on September 10, 2008.  The Purchase Agreement was attached as Exhibit 10.21 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2008, and the description of the Purchase Agreement is incorporated herein by reference.

The Amendment amends Section 4.19 of the Purchase Agreement to read in its entirety as follows:

“4.19.                      Employee Stock Option Plan.  Following the Closing, the Company shall establish an employee stock option plan (which may include provisions for the grant of options to directors and consultants), (i) under which plan no options may be granted the underlying shares of common stock of which would, in the aggregate, exceed 4,951,875 shares, and (ii) under which plan, during any 12-month period, no grantee may be granted options in the underlying shares of common stock of which would, in the aggregate, exceed 150,000 shares without first obtaining the written consent of Vision Opportunity Master Fund. Consent will not unreasonably be withheld”

A copy of the Amendment is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01                         Financial Statements and Exhibits

(d)              Exhibits

Exhibit No.	Exhibit Description

10.1	Securities Purchase Agreement Amendment No. 1 between the Registrant and Vision Opportunity Master Fund, Ltd., dated September 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: October 1, 2010	By:	/s/ Dean Marks
Dean Marks Chief Executive Officer and President